SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Fluke Corporation
______________________________________________________________________
(Exact Name of Registrant as Specified in Its Charter)

Washington
______________________________________________________________________
(State or Other Jurisdiction of Incorporation or Organization)

91-0606624
______________________________________________________________________
(I.R.S. Employer Identification No.)

6920 Seaway Boulevard, Everett, WA 98203
______________________________________________________________________
(Address of Principal Executive Offices)

Fluke Corporation 1988 Stock Incentive Plan
______________________________________________________________________
(Full Title of the Plan)

Douglas G. McKnight, 6920 Seaway Boulevard, Everett, WA  98203
______________________________________________________________________
(Name and Address of Agent for Service)

(206) 356-5301
______________________________________________________________________
(Telephone Number, Including Area Code, of Agent for Service)

The contents of an earlier Registration Statement on Form S-8, Registration No. 33-30689 and Post-Effective Amendment No. 1 are incorporated by reference. This Registration Statement on Form S-8 is filed to add additional securities of the same class as follows:

CALCULATION OF REGISTRATION FEE

                               Proposed        Proposed
 Title of                      Maximum         Maximum
Securities                     Offering        Aggregate
  To Be        Amount To Be   Price            Offering     Amount of
Registered     Registered     Per Share (1)    Price (1)    Registration Fee

Common Stock   900,000           $29.00       $26,100,000   $8,999.28
$.25 Par Value

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933. The calculation of the registration fee of the shares is based on a price of $29.00 per share, which was the average of the high and low trading prices of the Common Stock on August 29, 1994 on the American Stock Exchange as reported in "The Wall Street Journal".

Item 8.       Exhibits

Exhibit No:                        Description

  5                      Opinion of Counsel
  23.1                   Consent of Independent Certified Public Accountants
  24.1                   Power of Attorney
  24.2                   Resolution of the Board of Directors



SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Everett, State of Washington on this 31st day of August, 1994.




Fluke Corporation

/s/Douglas G. McKnight
Douglas G. McKnight
Vice President, General Counsel
and Corporate Secretary